Exhibit 10.40

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

LICENSE AGREEMENT

This Agreement is made as of the date of the signature of the last party to execute this Agreement (“Effective Date”) between Integral Technologies, Inc., a Nevada corporation, 805 West Orchard Street, #7 Bellingham, WA 98225, U.S.A. ("LICENSOR"),

AND

Hanwha L&C Corp. a South Korea corporation, Hanwha building Janggyo-dong 1 Jung-gu Seoul, South Korea ("LICENSEE"), hereinafter referred to individually as the "Party" and collectively as the "Parties".

WHEREAS, LICENSEE develops, manufactures and supplies a variety of thermoplastic and thermoset composites and components; and

WHEREAS, LICENSOR is a company that engages in the discovery, development, and commercialization of electrically conductive hybrid plastics used primarily as raw materials in the production of industrial, commercial and consumer products and services worldwide.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE 1            DEFINITIONS

In this Agreement, the following terms have the following meanings and the singular shall incorporate the plural and vice versa:

1.1            “Affiliate” shall mean with respect to either Party any entity or entities directly or indirectly (i) controlling or (ii) controlled by or (iii) under common control by, one of the Parties. As used in this definition the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a party, whether through ownership of voting securities, by contract or otherwise.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.2            “Agreement” means this license agreement signed by LICENSOR and LICENSEE.

1.3            “Customer” means a company that manufactures or uses End Products.

1.4            “End Product(s)” means part produced using a Product supplied by LICENSEE or its Affiliates in accordance with the terms of this Agreement.

1.5            “Headquartered” means a company that is incorporated in South Korea or whose primary place of business is in South Korea.

1.6            “Patent(s)” means any and all patents, described in Appendix 1 of this Agreement, and any reissue, renewal or extension thereof, that relate to moldable composite capsules and moulding parts and the method of manufacturing moldable composite capsules and moulding parts and are owned or controlled now, or hereafter during the Term, by LICENSOR and any improvements thereto which are the subject of a patent application owned or hereafter controlled now, or hereafter during the Term, by LICENSOR.

1.7            “Product” means moldable composite capsule made with nickel plated carbon fiber, stainless steel fiber or other conductive materials and thermoplastic resin based material, and made using LICENSOR’s Technology or Patents.

1.8            “Royalty Fees” means the payments to be paid by LICENSEE according to the provisions of Article 7.

1.9            “Selling Price” means the sale price of the Product sold by LICENSEE or its Affiliates to the Customer without all selling taxes.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.10          “Technology” means the technology which is owned by LICENSOR and is used to develop, manufacture, sell, use or mould Product, including but not limited to the know-how as described in Appendix 2 of this Agreement.

1.11          “Territory” means South Korea, China, Japan and Taiwan.

1.12          “Term” shall have the meaning set forth in Section 3.1.

ARTICLE 2            PURPOSE

The purpose of this Agreement is to set forth the terms and conditions under which LICENSOR authorizes LICENSEE to manufacture and sell Product to the Customer.

ARTICLE 3            TERM AND TERMINATION

3.1            Unless terminated earlier as provided herein, this Agreement shall continue in full force and effect for an initial period of ten (10) years from its Effective Date and shall be renewed for one (1) year periods thereafter by tacit renewal unless terminated by either Party by a prior written notice sent to the other three (3) months before the expiration of the initial term or renewal period (“Term”).

3.2            LICENSOR may elect to terminate this Agreement upon sixty (60) days prior written notice to LICENSEE if:

3.2.1            LICENSEE becomes bankrupt, insolvent, or its business is placed in the hands of a receiver, assignee, or trustee in bankruptcy;

3.2.2            LICENSEE files for dissolution of its corporate structure;

3.2.3            LICENSEE challenges the validity or enforceability of any of the Patents;

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.2.4            LICENSEE fails to establish manufacturing lines to produce Product in South Korea within twenty-four (24) months of the Effective Date; or

3.2.5            LICENSEE fails to maintain capacity to meet demand for the Product.

3.3            LICENSEE may elect to terminate this Agreement upon sixty (60) days prior written notice to LICENSOR if:

3.3.1            LICENSOR becomes bankrupt, insolvent, or its business is placed in the hands of a receiver, assignee, or trustee in bankruptcy; or

3.3.2            LICENSOR files for dissolution of its corporate structure.

3.4            In the event of an alleged material breach by either Party of any of the terms of this Agreement, the Party suffering such breach shall give notice to the other, in writing, thereof, specifying the type and circumstances pertaining to such breach in form sufficient to enable opportunity for correction thereof by the Party allegedly in breach. If such breach shall not have been remedied during a thirty (30) day period immediately following the receipt of such notice, the Party giving such notice shall have the right to notify the other in writing of its decision to terminate this Agreement. In the event that the breach is remedied within such thirty (30) day period, this Agreement shall continue in full force and affect the same as if no notice had been given. Waiver by any Party of its right to terminate because of any one breach shall not constitute a waiver of any subsequent breach of the same or of a different nature. No termination of this Agreement by expiration or otherwise shall relieve or release any Party from any of its obligations hereunder with respect to obligations due or acts committed under this Agreement.

3.5            Immediately upon expiration or termination of this Agreement for any reason:

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.5.1            LICENSEE shall cease all use of or practice of the Technology and Patents and LICENSOR may purchase from LICENSEE any Product manufactured prior to such expiration or termination. If LICENSOR does not purchase such Product, LICENSEE may sell such Product to Customers in South Korea at the prevailing market price, until Licensee sells all of such Product.

3.5.2            LICENSEE shall pay to LICENSOR the unpaid balance of any Royalty Fees, which shall be due through the expiration or termination date and including any Royalty Fees due to sales pursuant to Section 3.5.1, in accordance with the provisions of Article 7.

3.5.3            The Parties will return to the other Party or destroy all Confidential Information received from such Party pursuant to this Agreement, including all copies or summaries of such Confidential Information; provided, that the receiving Party may retain a reasonable number of copies of such Confidential Information for archival purposes and for the purposes of satisfying any applicable legal or regulatory record retention requirements.

3.6            The provisions of Sections 3.5, 5.2, 5.4 and Articles 7, 11, 12 and 13 shall survive expiration or termination of this Agreement.

ARTICLE 4            GRANT OF LICENSE

4.1           For the Term of this Agreement, LICENSOR grants to LICENSEE and its Affiliates, an exclusive, non-transferable, nonsublicensable, license to use the Technology furnished to LICENSEE under this Agreement for LICENSEE to manufacture Product in South Korea and to sell and distribute Product to Customers in South Korea.

4.2            Except as provided in Section 4.5, for the Term of this Agreement, LICENSOR grants LICENSEE and its Affiliates, a non-exclusive, non-transferable, nonsublicensable, license to use the Technology furnished to LICENSEE under this Agreement for LICENSEE to sell and distribute Product to Customers in China, Japan and Taiwan, provided the Product is made by LICENSEE or its Affiliates in South Korea.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.3            Except as provided in Section 4.5, for the Term of this Agreement, LICENSOR grants LICENSEE and its Affiliates permission to sell Product outside of South Korea for LICENSEE’s Customers Headquartered in South Korea based on orders for Product originating in South Korea.

4.4            For the Term of this Agreement, LICENSOR agrees that LICENSOR will not grant to a third party an exclusive license under the Technology to manufacture, sell and distribute Product in China.

4.5            If LICENSOR grants another party an exclusive license to use the Technology or Patents for Japan or Taiwan, to the extent reasonably necessary to grant such license, LICENSOR may terminate the licenses granted in Sections 4.2 and 4.3 by giving LICENSEE sixty (60) days prior written notice thereof. In the event of such termination, LICENSEE shall retain the license for the Term of this Agreement to deliver the types of Product existing at the time of such termination to LICENSEE’s Customers. However, LICENSEE’s license shall not extend to new Customers or new types of Products.

4.6            LICENSOR shall have the right to sell and distribute Product in South Korea provided Product is made by LICENSEE. LICENSOR and LICENSEE agree to negotiate a manufacturing agreement under which LICENSEE will manufacture Product in South Korea and sell Product to LICENSOR on terms and conditions reasonably acceptable to LICENSOR and LICENSEE, on a non-exclusive basis in and outside of the Territory.

4.7            LICENSOR agrees not to assert any claims under the patents listed in Appendix 3 against LICENSEE, LICENSEE’s Affiliate or a Customer of LICENSEE for making or using an End Product.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.8            LICENSOR and LICENSEE will use commercially reasonable efforts to utilize a common global supplier system for material, for use in Product that meet reasonable pricing and quality standards.

ARTICLE 5            INFORMATION

5.1            LICENSOR agrees to furnish to LICENSEE, within sixty (60) days of the Effective Date of this Agreement, the Technology identified in Appendix 2, attached hereto and made a part hereof.

5.2            LICENSEE agrees to use reasonable efforts, but no less than the efforts it uses to protect its own information of similar sensitivity, to maintain all Technology furnished hereunder and marked “Confidential” or “Proprietary” secret and confidential (“Confidential Information”) for as long as LICENSOR maintains such Technology confidential. Any Technology first disclosed hereunder orally shall be reduced to writing, marked “Confidential” or “Proprietary” and transmitted to LICENSEE within thirty (30) days of the oral disclosure or it will not be subject to the obligations of this Section 5.2.

5.3            Nothing in this Agreement shall apply to any information (whether LICENSEE or LICENSOR):

5.3.1            Which is now generally known or readily available to the trade or public or which becomes so known or readily available without the fault of the receiving Party;

5.3.2            Which is known or possessed by the receiving Party without restriction as to disclosure or use prior to its receipt hereunder;

5.3.3            Which is disclosed in any issued patent, publication, or other source from and after the time it becomes generally available to the public; or

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.3.4            Which is disclosed pursuant to governmental, regulatory or judicial order; provided, however, that the receiving Party shall have first given the disclosing Party written notice thereof and provided reasonable opportunity to seek a protective order.

5.4            In order to facilitate compliance with regulations of the United States Government concerning the export of technical information, the Parties agree that any technical information not in the public domain (whether written or otherwise) first received hereunder from the other, will not, without the prior written permission of the disclosing Party, knowingly be transmitted by the receiving Party, directly or indirectly, in violation of the United States Government regulations, as issued from time to time relating to the exportation of technical data.

5.5            If LICENSEE requests technical assistance from LICENSOR, LICENSOR shall provide LICENSEE technical assistance. If LICENSEE requests LICENSOR’s employees to travel for the purpose of technical consultation related to Technology, LICENSEE shall pay to LICENSOR [*] United States Dollars ($[*]) per day per person.

5.6            LICENSEE will be responsible for the reasonable travel and living expenses associated with the assistance provided in Section 5.5.

ARTICLE 6            INITIAL PAYMENT

LICENSEE shall pay LICENSOR an initial payment of [*]United States Dollars ($[*]) payable as follows:

a. $[*]no later than fifteen (15) business days after execution of this Agreement; and

b. $[*] no later than [*] ([*]) year after execution of this Agreement.

_________________
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 7            ROYALTY FEES

7.1            LICENSEE shall not be responsible for paying Royalty Fees (a) after [*] years from the date when annual Royalty Fees reach $[*], or (b) when the Patents in Appendix 1 expire or are annulled. LICENSEE agrees to pay to LICENSOR [*]percent ([*]%) of the Selling Price of all Product sold by or for LICENSEE or its Affiliates to a Customer under this Agreement. In the event that Product is used to make an End Product by LICENSEE or LICENSEE’s Affiliate, the Royalty Fee is imposed only on the Product, not on the End Product. The Selling Price of the Product that is (a) transferred by LICENSEE or its Affiliates without generating a Selling Price; or (b) used to make End Products by LICENSEE or its Affiliates is the average price that the same or similar Product is sold at to Customers by LICENSEE during the period of Section 7.5. If such average price is not available, a commercially reasonable price will apply.

7.2            All payments will be made in U.S. dollars. Payments due on Selling Price in the currency of countries foreign to the U.S. shall be calculated in U.S. dollars after the amount of the Selling Price in foreign currency has been converted into U.S. dollars using the applicable foreign exchange rate listed in the Wall Street Journal for the last day of the calendar quarter. Unless otherwise directed by LICENSOR, all payments made hereunder by LICENSEE shall be made by wire transfer to

Key Bank
1221 North State Street
Bellingham, WA 98225
ABA number:
Account number:
Swift Code:

in immediately available United States funds.

7.3            Under this Agreement, Product shall be considered sold or otherwise transferred when LICENSEE invoices a Customer.

_________________
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.4            LICENSEE shall keep full, true and accurate books of account containing all particulars which may be necessary for the purpose of determining the amount payable to LICENSOR under this Agreement. Said books and the supporting data shall be open at all reasonable times, for three (3) years following the end of the calendar year to which they pertain, to an inspection, on a confidential basis, by an independent certified public accountant retained by LICENSOR, at LICENSOR’s expense, and reasonably acceptable to LICENSEE, for the purposes of verifying LICENSEE’s payments, or LICENSEE’s compliance in other respects with this Agreement. A copy of the report of the independent certified public accountant shall be given to LICENSEE. Should such inspection and resulting report indicate an underpayment by LICENSEE, then LICENSEE shall immediately pay such amount to LICENSOR with interest at five (5) points above prime rate as published by The Wall Street Journal at the time of the inspection, and should such underpayment be in excess of ten (10%) percent LICENSEE shall also bear all costs of the audit.

7.5            LICENSEE, within sixty (60) days following the end of each six month period ending on June 30 and December 31 of each year, shall deliver to LICENSOR a true and accurate report, certified by an officer of LICENSEE, giving such particulars of the business conducted by LICENSEE hereunder as are pertinent to an accounting for royalties under this Agreement. These shall include at least the following:

7.5.1            the weight and type of Product sold by LICENSEE and the Selling Price for each; and

7.5.2            total Selling Price and total royalties due.

Concurrently with the delivery of each such report, LICENSEE shall pay to LICENSOR the amount due for the period covered by such report. If no payments are due, it shall be so reported. With the first report so made, LICENSEE shall report and pay over to LICENSOR all amounts due under this Agreement from the Effective Date.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.6            All taxes imposed on the Royalty Fees in South Korea shall be paid by LICENSEE and all other taxes imposed on the Royalty Fees in the United States shall be paid by LICENSOR.

7.7            All taxes and bank commissions related to such bank transfer in South Korea shall be paid by LICENSEE and all other taxes and bank commissions related to such bank transfer in the United States shall be paid by LICENSOR.

ARTICLE 8            PATENT PROSECUTION

8.1            LICENSOR shall be responsible for carrying out all of the following actions in the countries of the Territory which LICENSOR selects for patent coverage and in which LICENSEE requests LICENSOR to obtain patent coverage, unless LICENSOR declines to obtain such coverage, in which case LICENSEE, in the name of LICENSOR, may carry out one or more of the following actions:

8.1.1            to seek or continue to seek or maintain patent protection in any country in the Territory on the Technology and Product;

8.1.2            to file for, procure and maintain patents in any country in the Territory on the Technology and Product; and

8.1.3            to seek or continue to seek or maintain protection in the Territory of other proprietary rights relating to the Technology and Product.

8.2            If LICENSOR elects not to seek or continue to seek or maintain patent protection on the Technology or the Product in any country in the Territory, LICENSEE shall have the right, after receiving notice thereof from LICENSOR, to file, procure and maintain on behalf of LICENSOR, at LICENSEE’s expense, in such country or countries patents on the Technology or such Product. LICENSOR agrees to advise LICENSEE of all decisions taken related to patent protection in the Territory in a timely manner and to undertake any actions, make available any inventors and execute any documents necessary to file, procure and maintain on behalf of LICENSOR in such country or countries patents in the Territory on the Technology or Product.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.3            Copies of all substantive communication to the patent offices in the Territory regarding applications or patents on the Technology sent or received by LICENSOR or LICENSEE, as the case may be, shall be provided to the other Party promptly after the sending or receipt thereof; and insofar as possible, copies of proposed substantive communications to such patent office shall be provided to such other Party in sufficient time before the due date in order to enable such other Party an opportunity to comment on the content thereof.

8.4            Any action undertaken in connection with this Article 8 by LICENSEE shall be carried out pursuant to the instructions provided by LICENSOR.

ARTICLE 9            PROTECTION OF PROPERTY RIGHTS

9.1            LICENSEE agrees that it has not acquired, shall not acquire hereby, and shall not assert or pursue any right, title or interest to the Technology, and Patents from LICENSOR except as expressly licensed or otherwise conveyed hereunder.

9.2            LICENSEE shall notify LICENSOR immediately of all claims that LICENSEE’s use of the Technology or Patents infringe the intellectual property of rights of any other person or entity. LICENSEE shall also notify LICENSOR immediately of any and all instances about which it knows which might constitute an infringement or improper use of any of the Technology or Patents, and shall cooperate with LICENSOR, at LICENSOR’s expense and pursuant to LICENSOR’s direction and control, to prevent such infringement or use.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.3            LICENSEE shall not use the Technology or Patents except as expressly authorized by this Agreement.

9.4            In any event that LICENSOR is unwilling to prosecute a patent infringer, in South Korea, LICENSEE shall have the right to seek redress on its own, at its expense, and to retain the entire amount of any award granted. In such event, LICENSOR shall cooperate with LICENSEE, at LICENSEE’s expense and pursuant to LICENSEE’s direction and control, in the prosecution of such infringer. It is agreed by the Parties that LICENSOR shall not be obliged to undertake any action to prosecute infringers.

ARTICLE 10          WARRANTY

10.1          LICENSEE represents, warrants and covenants to LICENSOR as follows:

10.1.1          LICENSEE is a corporation duly organized, validly existing and in good standing under the laws of South Korea. LICENSEE has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

10.1.2          The execution, delivery and performance by LICENSEE of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly authorized by all requisite corporate action, and no other corporate act or proceeding on the part of LICENSEE is necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

10.1.3          LICENSEE is not subject to nor obligated under its certificate of formation or bylaws, any applicable law, rule or regulation of any governmental authority, or any agreement, instrument, license or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.1.4          LICENSEE’s execution and delivery of this Agreement and performance of its obligations hereunder, including the obligation of payments hereunder, do not and will not conflict with, violate, or result in any default under any agreement, instrument or other contract to which LICENSEE is a party or by which it is bound.

10.1.5          There are no claims, actions, suits, or other proceedings pending, or to the knowledge of LICENSEE threatened, which, if adversely determined, would adversely affect the ability of LICENSEE to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.

10.1.6          LICENSEE shall at all material times comply with all applicable laws and regulations relating to the manufacture, sale and distribution of Product.

10.2          LICENSOR represents, warrants and covenants to LICENSEE as follows:

10.2.1          LICENSOR is a corporation duly organized, validly existing and in good standing under the laws of Nevada. LICENSOR has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

10.2.2            The execution, delivery and performance by LICENSOR of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly authorized by all requisite company action, and no other company act or proceeding on the part of LICENSOR is necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

10.2.3            LICENSOR is not subject to nor obligated under its certificate of formation or bylaws, any applicable law, rule or regulation of any governmental authority, or any agreement, instrument, license or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.2.4          LICENSOR’s execution and delivery of this Agreement and performance of its obligations hereunder, do not and will not conflict with, violate, or result in any default under any agreement, instrument or other contract to which LICENSOR is a party or by which it is bound.

10.2.5          There are no claims, actions, suits, or other proceedings pending, or to the knowledge of LICENSOR threatened, which, if adversely determined, would adversely affect the ability of LICENSOR to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.

10.2.6          LICENSOR is the sole owner of the patents and patent applications listed in Appendix 1 free and clear of all liens.

10.2.7          LICENSOR is the sole owner of the Technology free and clear of all liens.

10.2.8          Except for the Patents listed in Appendix 1 and 3, LICENSOR does not own or control any other patents that would be necessary to manufacture and sell the Product.

ARTICLE 11          INDEMNIFICATION

11.1          LICENSEE shall indemnify, defend and hold LICENSOR and its Affiliates, as well as their respective officers, directors, agents, employees, successors and assigns, harmless from and against any and all claims, suits, damages, liabilities, costs and expenses including, but not limited to, court costs and reasonable attorneys fees, arising out of, based on or in any other manner related to breach of this Agreement by LICENSEE.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.2          LICENSOR shall indemnify, defend and hold LICENSEE and its Affiliates, as well as their respective officers, directors, agents, employees, successors and assigns, harmless from and against any and all claims, suits, damages, liabilities, costs and expenses including, but not limited to, court costs and reasonable attorneys fees, arising out of, based on or in any other manner related to (a) breach of this Agreement by LICENSOR, (b) infringement of a third party’s intellectual property rights by reason of LICENSEE’s manufacturing or selling Product using the Technology as suggested by LICENSOR pursuant to this Agreement, or (c) any act or omission of LICENSOR related to prosecution and maintenance in the Territories.

ARTICLE 12          LIMIT OF LIABILITY

12.1          Under no circumstances shall either party be liable under any theory of recovery, whether based in contract, in tort (including negligence and strict liability), under warranty, or otherwise, for any indirect, special, incidental or consequential loss or damage whatsoever, including but not limited to damage to or loss of property or equipment; loss of profits or revenue; or increased costs of any kind.

12.2          Under no circumstances shall the total aggregate liability of LICENSOR, under any theory of recovery, whether based in contract, in tort (including negligence and strict liability), under warranty, or otherwise, exceed [*] thousand ($[*]) dollars.

ARTICLE 13          GENERAL

13.1          The Parties are each independent businesses and neither is nor shall it act as the representative or agent of the other for any purpose. No Party shall have the right or authority to assume, create or incur any liability or obligation of any kind, express or implied, against, in the name of, or on behalf of the other Party.

_________________
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.2          No Party shall be deemed in breach of this Agreement by reason of failure of or delay in performance of any obligation due to war, insurrection, civil disorder, fire, storm or natural calamity, governmental order, law or decree, or other act of force majeure or cause beyond its reasonable control, provided that the Party whose performance is inhibited thereby shall use all reasonable efforts to overcome the effect of said force majeure.

13.3          All notices required or contemplated by this Agreement shall be written, in English, and shall be deemed delivered if sent postage prepaid, certified or registered mail, to the address indicated below or to such other address as a Party may notify the other Party. All notices shall also be sent by facsimile to the number indicated, but the sending or attempted sending of a facsimile communication shall not constitute effective notice.

If to LICENSOR:	Integral Technologies, Inc.
Attention: President
805 West Orchard Street, #7 Bellingham, WA 98225
Telephone: +1.360.752.1982 Ext. 1
Fax: +1.360.752.1983

If to LICENSEE:	Hanwha L&C Corp.
Attention: President
Hanwha building Janggyo-dong 1 Jung-gu Seoul, South Korea
Telephone: +82.2.729.2220
Fax: +82.2.729.2095

13.4          This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States, without regard to its conflicts of law principles.

13.5          The Parties hereto shall use commercially reasonable efforts to resolve by mutual agreement any disputes, controversies or differences which may arise from, under, out of or in connection with this Agreement. Any and all disputes or claims between the Parties arising out of or related to this Agreement which cannot be resolved through discussions shall be finally settled through arbitration in New York, NY by three arbitrators under the American Arbitration Association commercial arbitration rules (“Rules”). The arbitration shall be conducted in English. Each Party shall nominate one arbitrator within fifteen (15) days after such dispute is submitted to arbitration. The third arbitrator shall be chosen by the two arbitrators nominated by the Parties. If the two arbitrators cannot agree on the nomination of the third arbitrator, then such arbitrator shall be appointed in accordance with the Rules. The costs of the arbitration, and which Party will bear all or part of the costs and expenses (including reasonable attorneys’ fees and costs) will be decided by the arbitrators. The award of the arbitrators shall be final and binding. The award of the arbitrators shall be enforceable by, and judgment on the award may be entered by, any court having jurisdiction of the Party against which the award has been rendered or where assets of such Party can be located.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.6          This Agreement constitutes the entire agreement of the Parties with respect to its subject matter, all prior negotiations, representations, statements and agreements being merged herein. It may not be modified or amended except by a written document making reference to this Agreement, signed by both Parties.

13.7          In the event that any provision of this Agreement is deemed as a matter of law to be unenforceable or null and void, such unenforceable or void portion of such provision shall be deemed severable from this Agreement and the remainder of this Agreement shall continue in full force and effect.

13.8          This Agreement and the rights and obligations of the Parties under this Agreement may not be assigned or transferred without the express written consent of the Parties which consent shall not be unreasonably withheld or delayed.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.9          Unless required by law, the Parties agree that no information concerning this Agreement shall be released for publication, advertising or any other purpose without the other Party’s prior written consent.

13.10        Where remedies for breach of contract are provided herein, those remedies are in addition to all other available remedies in this Agreement, at law or in equity, unless otherwise expressly provided herein. Where no specific remedy for a breach of contract is specified, the non-breaching Party shall be entitled to pursue all available remedies in this Agreement, at law or in equity.

13.11        This Agreement may be executed in multiple counterparts, each of which shall be an original as against the Party who signed it and all of which shall constitute one and the same document.

Signed below by the duly authorized representatives of each Party.

Integral Technologies, Inc.	Hanwha L&C Corp.

By: /s/ Douglas Bathauer	By: /s/ Chang Bum Kim
Name: Douglas Bathauer	Name: Chang Bum Kim
Title: Chief Executive Officer	Title: President
Date: June 19, 2013	Date: June19, 2013

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX 1
PATENT DESCRIPTION

US Patent Number 7,223,469, Issued May 29, 2007:

Electriplast Moldable Composite Capsule

Abstract: Moldable capsules of a conductive loaded resin-based material are created. The moldable capsules include a conductive element core radially surrounded by a resin-based material. The conductive loaded resin-based material includes micron conductive powder(s), conductive fiber(s), or a combination of conductive powder and conductive fibers in a base resin host. The conductive element core includes between about 20% and about 50% of the total weight of the moldable capsule in one embodiment, between about 20% and about 40% in another embodiment, between about 25% and about 35% in another embodiment, and about 30% in another embodiment. The micron conductive powders are formed from non-metals, that may also be metallic plated, or from metals, that may also be metallic plated, or from a combination of non-metal, plated, or in combination with, metal powders. The micron conductor fibers preferably are of nickel plated carbon fiber, stainless steel fiber, copper fiber, silver fiber, or the like.

US Patent Number 7,708,920, Issued May 4, 2010:

Conductively Doped Resin Moldable Capsule and Method of Manufacture

Abstract: A method to form moldable capsules of a conductively doped resin-based material is realized. The method comprises compressing a bundle of micron conductive fiber strands by passing the bundle through a compressing ring. A resin-based material is extruded/pultruded onto the compressed bundle. The resin-based material and the bundle are sectioned into moldable capsules. The micron conductive fiber comprises between about 20% and about 50% of the total weight of each moldable capsule.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX 2

TECHNOLOGY

All trade secrets, knowledge, expertise, technology, methodology and technical information regarding the ElectriPlast™ capsule and use thereof, including, advice, guidance, directions, and instructions necessary to manufacture or use the capsule, that is owned, possessed or controlled by LICENSOR.

This shall include but not be limited to:

1.	Manufacturing process maps outlining process for the manufacture of the ElectriPlast™ capsule, including extrusion, tooling and equipment setup, resin and fiber preparation for various fiber content and loading percentages.

2.	Capsule formation process maps outlining capsule design that supports the concentric formation of the fiber during manufacture, as it relates to capsule weight, dimensions, fiber percentage and production speed.

3.	Material handling specifications including process for handling, packaging, shipping, manufacturing and molding with the Product.

4.	Global supplier list including materials supplied.

5.	Product list including part numbers, formulation, specifications, technical data.

6.	Sales material & technical presentations.

7.	Password protected access to on-line digital assets including, Product images, digital photos, approved images for use in sales, marketing, promotional activities.

8.	Product applications overview including industry specific applications and access to technical support & expertise as requested.

9.	Manufacturing technical support as requested.

10.	Sales & marketing support as requested.

11.	The above support will be provided in accordance with Section 5.5.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX 3

END PRODUCT APPLICATION PATENTS

Patent Number	Approval Date	Title
7,829,006	11/09/2010	Method to form vehicle component devices from conductive loaded resin-based materials
7,829,807	11/09/2010	Low cost key actuators and other switching device actuators manufactured from conductive loaded resin-based materials
7,726,440	06/01/2010	Low cost vehicle electrical and electronic components and systems manufactured from conductive loaded resin-based materials
7,658,663	02/09/2010	Low cost electronic toys and toy components manufactured from conductive loaded resin-based materials
7,644,488	01/12/2010	Method to form a conductive device
7,644,495	01/12/2010	Method of forming a conductive device using conductive resin-base materials
7,949,521	06/23/2009	Low cost electrical power connectivity for railway systems manufactured from conductive loaded resin-based materials
7,432,448	10/07/2008	Low cost aircraft structures and avionics manufactured from conductive loaded resin-based materials
7,425,885	09/16/2008	Low cost electrical fuses manufactured from conductive loaded resin-based materials
7,372,422	05/13/2008	Low cost electronic probe devices manufactured from conductive loaded resin-based materials
7,372,127	05/13/2008	Low cost and versatile resistors manufactured from conductive loaded resin-based materials
7,372,006	05/13/2008	Low cost heating devices manufactured from conductive loaded resin-based materials
7,339,146	03/04/2008	Low cost microwave over components manufactured from conductively doped resin-based materials
7,317,420	01/08/2008	Low cost omni-directional antenna manufactured from conductive loaded resin-based materials
7,316,838	01/08/2008	Low cost electrically conductive carpeting manufactured from conductive loaded resin-based materials

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Patent Number	Approval Date	Title
7,273,135	09/25/2007	Low cost magnetic brakes and motion control devices manufactured from conductive loaded resin-based materials
7,268,637	09/11/2007	Low cost RF oscillator devices manufactured from conductive loaded resin-based materials
7,268,562	09/11/2007	Low cost detectible pipe and electric fencing manufactured from conductive loaded resin-based materials
7,268,479	09/11/2007	Low cost lighting circuits manufactured from conductive loaded resin-based materials
7,268,461	09/11/2007	Low cost electrical motor components manufactured from conductive loaded resin-based materials
7,230,572	06/12/2007	Low cost antenna devices comprising conductive loaded resin-based materials with conductive wrapping
7,222,727	05/29/2007	Low cost food processing belts and other conveyances manufactured from conductive loaded resin-based materials
7,164,388	01/16/2007	Low cost adjustable RF resonator devices manufactured from conductive loaded resin-based materials
7,136,008	11/14/2006	Low cost electromagnetic energy absorbers manufactured from conductive loaded resin-based materials
7,115,825	10/03/2006	Low cost key actuators and other switching device actuators manufactured from conductive loaded resin-based materials
7,102,077	09/05/2006	Low cost electromagnetic energy absorbing, shrinkable tubing manufactured from conductive loaded resin-based materials
7,084,826	08/01/2006	Low cost inductor devices manufactured from conductive loaded resin-based materials
7,079,086	07/18/2006	Low cost electromagnetic field absorbing devices manufactured from conductive loaded resin-based materials
7,027,304	04/11/2006	Low cost thermal management device or heat sink manufactured from conductive loaded resin-based materials
7,017,822	03/28/2006	Low cost RFID antenna manufactured from conductive loaded resin-based materials
7,006,050	02/28/2006	Low cost antennas manufactured from conductive loaded resin-based materials having a conducting wire center core
7,006,046	02/28/2006	Low cost electronic probe devices manufactured from conductive loaded resin-based materials

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Patent Number	Approval Date	Title
7,002,234	2006-02-21	Low cost capacitors manufactured from conductive loaded resin-based materials
6,947,012	09/20/2005	Low cost electrical cable connector housings and cable heads manufactured from conductive loaded resin-based materials
6,947,005	09/20/2005	Low cost antennas and electromagnetic (EMF) absorption in electronic circuit packages or transceivers using conductive loaded resin-based materials
6,940,468	09/06/2005	Transformers or inductors (“transductors”) and antennas manufactured from conductive loaded resin-based materials
6,873,298	03/29/2005	Plastenna flat panel antenna
6,870,505	03/22/2005	Multi-Segmented Planar Antenna with Built-in Ground Plane
6,870,516	03/22/2005	Low cost antennas using conductive plastics or conductive composites
6,741,221	05/25/2004	Low Cost Antennas Using Conductive Plastics or Conductive Composites
6,717,550	04/06/2004	Segmented Planar Antenna with Built-in Ground Plane
6,329,950	12/11/2001	Planar Antenna Comprising Two Joined Conducting Regions with Coax
6,320,548	11/20/2001	Dual Disk Active Antenna